UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1120 Avenue of the Americas, 4th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Reference is made to that certain Current Report on Form 8-K filed by The OLB Group, Inc. (the “Company”) on May 19, 2023 with the Securities and Exchange Commission disclosing that the Company had received a letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with certain of the continued listing rules of Nasdaq. Specifically, the Staff notified the Company that the bid price of the Company’s common stock had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, the Company did not comply with Listing Rule 5550(a)(2) (the “Bid Price Rule”). On May 14, 2024, having not regained compliance with the Bid Price Rule, the Company received a letter from the Staff notifying the Company that, unless the Company timely requests a hearing, the Company’s common stock would be subject to delisting.

However, on May 17, 2024, the Company received an additional letter from the Staff indicating that for the last 10 consecutive business days, from May 6, 2024 to May 17, 2024, the closing bid price for the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Staff has deemed that the Company has regained compliance with the Bid Price Rule and they consider this matter closed. Therefore, the Company will not be required to request a hearing with the Staff and its shares of common stock will continue to be listed on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2024

THE OLB GROUP

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

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